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                            INDEMNIFICATION AGREEMENT


     AGREEMENT, made and entered into as of the _____ day of ______________, 19___, between USG Corporation, a Delaware corporation (the "Corporation") and ________________________________ (the "Indemnitee").

     WHEREAS, the Corporation is a Delaware corporation engaged through its subsidiaries in producing and selling products in the building materials industry; and

     WHEREAS, Indemnitee currently serves as a director or an officer of the Corporation, or both, or as a director of another enterprise at the request of the Corporation, and, as such, may be subjected personally to claims, suits or proceedings arising as a result of such service; and

     WHEREAS, as an inducement to Indemnitee to continue to serve as such director or officer, the Corporation has agreed to indemnify Indemnitee against expenses and costs incurred by Indemnitee in connection with any such claims, suits or proceedings, in accordance with, and to the fullest extent authorized by the General Corporation Law of the State of Delaware as it may be in effect from time to time; and

     WHEREAS, the parties by this Agreement desire to set forth the terms and conditions of such indemnification;

     NOW, THEREFORE, the parties agree as follows:

     1. The Corporation hereby agrees to indemnify, and keep indemnified, Indemnitee to the fullest extent authorized by the General Corporation Law of the State of Delaware, including, without limitation, Section 145(f) thereof, and other applicable law as it may be in effect from time to time, from and against any expenses (including expenses of investigation and preparation and reasonable fees and disbursements of Indemnitee's counsel, accountants and other experts), judgments, fines and amounts paid in settlement, actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, and whether or not the cause of such action, suit or proceeding occurred before or after the date of this Agreement. Notwithstanding the foregoing, but except as provided in Paragraph 8 hereof, the Corporation shall indemnify the Indemnitee in connection with a proceeding (or part thereof) initiated by the Indemnitee only if



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such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. For purposes of this Agreement, the terms "Corporation", "other enterprise", "fines", and "serving at the request of the Corporation" shall have the meanings provided in Section 145 of the General Corporation Law of the State of Delaware.

     2. In the event that, under applicable law, the entitlement of Indemnitee to be indemnified hereunder shall depend upon whether Indemnitee shall have acted in accordance with a defined standard of conduct, the burden of proof establishing that Indemnitee has not acted in accordance with such standard shall rest with the Corporation and Indemnitee shall be presumed to have acted in accordance with such standard and entitled to indemnification unless, based upon clear and convincing evidence, it shall be determined that Indemnitee has not met such standard. Such determination shall be made by any of the following, the final identification of which shall be at the sole discretion of Indemnitee, to be made after request by the the Corporation: (i) the Board of Directors of the Corporation, by a majority vote of a quorum consisting of directors who are not parties to the action, suit, or proceeding, (ii) independent legal counsel in a written opinion, which counsel shall be acceptable to the Indemnitee and such quorum of the Board of Directors, or which at the option of Indemnitee shall be selected by the Chief Judge of the U.S. District Court for the Northern District of Illinois, (iii) the stockholders of the Corporation, or (iv) a court of competent jurisdiction.

     3. Indemnitee shall notify the Corporation in writing of any matter with respect to which Indemnitee intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof, provided that delay in so notifying the Corporation shall not constitute a waiver by Indemnitee of his rights hereunder.

     4. Indemnitee shall control the defense (including the selection of qualified counsel) of any action, suit or proceeding against him which may give rise to a right of indemnification hereunder, subject to the following: (a) if the insurance carrier which shall have supplied any D&O Coverage (as defined in Section 6) shall be willing to conduct such defense without any reservation as to coverage, then unless on written application by Indemnitee concurred in by the Board of Directors of the Corporation, Indemnitee and the Board of Directors deem it undesirable, such insurance carrier shall select counsel to conduct such defense; and (b) in any case involving two or more defendants who are entitled to indemnification by the Corporation, separate counsel may be used by Indemnitee only to the extent necessary to avoid conflicts of interest.



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     5.  In the event of any action, suit or proceeding against Indemnitee which may give rise to a right of indemnification from the Corporation pursuant to this Agreement, following written request to the Corporation by Indemnitee, the Corporation shall advance to Indemnitee amounts to cover reasonable expenses incurred by Indemnitee in defending such action, suit or proceeding in advance of the final disposition thereof upon receipt of (i) an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined by final judgment of a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation hereunder, and (ii) satisfactory documentation as to the amount of such expenses. Indemnitee's written certification together with a copy of the statement paid or to be paid by Indemnitee shall constitute satisfactory documentation absent manifest error.

     6. The Corporation shall use all reasonable efforts to provide Indemnitee with Directors and Officers insurance coverage ("D&O Coverage") providing to Indemnitee coverage no less advantageous than that currently in effect for directors and officers of the Corporation generally or, if such coverage is not available, the best coverage then available in the insurance industry. Indemnitee shall not settle any matter for which he intends to seek indemnification hereunder without first attempting to obtain any approval required with respect to such settlement by the insurance carrier of any applicable D&O Coverage. If Indemnitee seeks such approval but such approval is not granted by the insurance carrier of any applicable D&O Coverage, Indemnitee shall be entitled to indemnification from the Corporation to the fullest extent provided by such D&O Coverage or to the fullest extent otherwise provided by this Agreement, whichever shall be greater. The provision of D&O Coverage by an insurer at the expense of the Corporation or the failure to so provide D&O Coverage shall in no way limit or diminish the obligation of the Corporation to indemnify Indemnitee as provided elsewhere in this Agreement, which obligation shall be absolute, provided that any amounts actually recovered by Indemnitee from the insurer providing D&O Coverage shall be applied in reduction of amounts otherwise owing by the Corporation by reason of its indemnification under this Agreement.

     7. Neither the Corporation nor Indemnitee shall settle or compromise any action, suit, or proceeding covered by this Agreement without first obtaining written consent to such settlement or compromise from the other, which consent in no event shall be unreasonably withheld.

     8. In the event Indemnitee is required to bring any action to enforce rights or to collect amounts due under this Agreement and is successful in such action, the Corporation shall reimburse Indemnitee for all of Indemnitee's reasonable fees and expenses in bringing and pursuing such action.



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     9.  All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee is a director or officer of the Corporation or is or was serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, or investigative, by reason of the fact that Indemnitee was a director or officer of the Corporation or serving in any other capacity referred to herein.

     10. The indemnification rights granted to Indemnitee under this Agreement shall not be deemed exclusive of, or in limitation of, any rights to which Indemnitee may be entitled under Delaware law, the Corporation's Certificate of Incorporation or By-laws, a vote of stockholders or otherwise.

     11. The rights granted to Indemnitee hereunder shall inure to the benefit of Indemnitee, his personal representative, heirs, executors, administrators and beneficiaries, and this Agreement shall be binding upon the Corporation, its successors and assigns.

     12. This Agreement shall be governed by the laws of the State of Delaware. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision in this Agreement unenforceable in any respect. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be held to be prohibited by or invalid under applicable law, such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and all other provisions shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above stated.


                                        USG Corporation



                                        By____________________________________
                                          Chairman of the Board and
                                          Chief Executive Officer



                                          ____________________________________
                                                  Indemnitee